UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2006

Date of Earliest Event Reported: February 27, 2006

The Pep Boys - Manny, Moe & Jack

(Exact name of registrant as specified in charter)

Pennsylvania	1-3381	23-0962915
(State or other jurisdiction of	(Commission	(I.R.S. Employer ID number)
incorporation or organization)	File No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of principal executive offices)		(Zip code)

215-430-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 27, 2006, the Board of Directors of The Pep Boys – Manny, Moe & Jack (the “Company”) approved the performance criteria and the relative weighting of each criterion that will be used to determine executive officer cash bonus awards under the Company’s Annual Incentive Bonus Plan for the fiscal year ending February 3, 2007 (“Fiscal Year 2006”).  The Fiscal Year 2006 performance criteria against which each of the executive officers will be measured are as follows:

Performance Measure	CEO	All Other Executive Officers

Operating Profit	40%	24%
Service Center Variable Profit	15%	9%
Field Management Turnover	15%	9%
Working Capital	15%	9%
Service Center Customer Service Index	15%	9%
Departmental Goals	—	40%

A copy of the Annual Incentive Bonus Plan was filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY, MOE & JACK

By:	/s/ Harry F. Yanowitz
Harry F. Yanowitz
Senior Vice President and
Chief Financial Officer

Date:  March 1, 2006